UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2010

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

435 Devon Park Drive
Building 500,
Wayne, PA, 19087
USA
(Address of principal executive offices, including zip code)

484-588-5400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.03 to this Current Report which is incorporated into this Item 1.01 in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on July 19, 2010 the Company borrowed EURO 800,000 and on July 27, 2010, the Company borrowed EURO 300,000 from Ilari Koskelo, a current stockholder of the Company.   On August 4, 2010 the Company entered into a Promissory Note in favor of Mr. Koskelo evidencing the EURO 1,100,000 indebtendess.  The Promissory Note bears interest at the rate of five per cent (5.0%) per annum on the unpaid principal until October 31, 2010 and seven per cent (7.0%) % per annum on the unpaid principal from November 1, 2010 onwards.  The principal amount is payable on demand after September 1, 2010 in one instalment or according to a separately agreed payment schedule. Interest is payable quarterly beginning September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: August 10, 2010	By:	/s/ Philip L. Calamia
Name: PhilipCalamia
Chief Financial Officer